                                           Exhibit 9
                                           [LOGO]
                                           HARTFORD LIFE


August 19, 1999                            LYNDA GODKIN
                                           Senior Vice President,
                                           General Counsel & Corporate Secretary
                                           Law Department

Board of Directors
Hartford Life Insurance Company
200 Hopmeadow Street
Simsbury, CT  06089

RE:  PUTNAM CAPITAL MANAGER TRUST SEPARATE ACCOUNT TWO
     HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
     File No. 333-66935

Dear Sir/Madam:

I have acted as General Counsel to Hartford Life and Annuity Insurance Company (the "Company"), a Connecticut insurance company, and Putnam Capital Manager Trust Separate Account Two (the "Account") in Connecticut with the registration of an indefinite amount of securities in the form of variable annuity contracts (the "Contracts") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. I have examined such documents (including the Form N-4 registration statement) and reviewed such questions of law as I considered necessary and appropriate, and on the basis of such examination and review, it is my opinion that:

1. The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the State of Connecticut and is duly authorized by the Insurance Department of the State of Connecticut to issue the Contacts.

2. The Account is a duly authorized and existing separate account established pursuant to the provisions of Section 38a-433 of the Connecticut Statutes.

3. To the extent so provided under the Contracts, that portion of the assets of the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business that the Company may conduct.

4. The Contracts, when issued as contemplated by the Form N-4 Registration Statement, will constitute legal, validly issued and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the Form N-4 registration statement for the Contracts and the Account.

Sincerely yours,

/s/ Lynda Godkin

Lynda Godkin